MIDWAY GOLD CORP. ANNOUNCES FILING OF VOLUNTARY PETITION FOR RELIEF UNDER CHAPTER 11 OF THE BANKRUPTCY CODE TO IMPLEMENT RESTRUCTURING

DENVER, CO – June 22, 2015 – Midway Gold Corp. (TSX and NYSE-MKT: MDW) (the “Company” or “Midway”) today announces that the Company and certain of its direct and indirect subsidiaries (the “Debtors”) will file voluntary petitions for relief under chapter 11 of the Bankruptcy Code in the United States Bankruptcy Court for the District of Colorado (the “Bankruptcy Court”). Midway will seek ancillary relief in Canada pursuant to the Companies’ Creditors Arrangement Act in the Supreme Court of British Columbia in Vancouver, Canada.

The Company intends to restructure its business by attempting to sell non-core assets and resolving various challenges relating to Midway’s main asset, the Pan Mine project. The Debtors believe that additional time and resources are necessary to successfully maximizing value at the Pan mine. In its restructuring, Midway will be able to explore alternatives to strengthen the company, while addressing the challenges Midway has faced.

Midway will continue to operate its business as a “debtor in possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code and the orders of the Bankruptcy Court.

The Company and its lenders have negotiated terms that should allow for the consensual use of the Company’s cash which will allow the Company to maintain business-as-usual operations during the restructuring process. The Company believes its current and anticipated cash resources will be sufficient to pay its ongoing expenses and maintain its business operations during the pendency of its chapter 11 cases.

1

June 22, 2015

The Company will file customary “First Day Motions” with the Bankruptcy Court, which, if granted, will help ensure a smooth transition to chapter 11. The motions are expected to be addressed promptly by the Bankruptcy Court.

Midway’s legal counsel is Squire Patton Boggs (US) LLP and Sender Wasserman Wadsworth P.C. Its financial advisor is FTI Consulting, Inc. and its investment banker is RBC Dominion Securities Inc.

Additional information and other materials related to the restructuring can be found on our website at www.midwaygold.com. In addition, documents related to the chapter 11 filing are available at http://dm.epiq11.com/MidwayGold.

Additional details of the Company’s business, finances, appointments and agreements can be found as part of the Company’s filings as a reporting issuer with the SEC, available at www.sec.gov and as filed with Canadian securities regulators and available at www.sedar.com.

Midway Gold Corp.

Investor Relations phone: 720-979-0900

www.midwaygold.com

Neither the Toronto Stock Exchange, its Regulation Services Provider (as that term is defined in the policies of the TSX Exchange) nor the NYSE MKT accepts responsibility for the adequacy or accuracy of this release.

This press release contains forward-looking statements about the Company and its business. Forward looking statements are statements that are not historical facts and include, but are not limited to, statements about the Company seeking ancillary relief in Canada pursuant to the Companies’ Creditors Arrangement Act, restructuring its business by selling non-core assets, resolving challenges involving the Pan Mine, ability to maximize the value of the Pan Mine as part of a restructuring, ability to strengthen the company and address challenges through restructuring, ability to operate as a debtor in possession, ability to use cash, sufficiency of cash to pay and maintain expenses during the chapter 11 cases, expectation that first day motions will be granted and other statements, estimates and expectations. Forward-looking statements are typically identified by words such as: “plan", "expect", "anticipate", "intend", "estimate", “budgeted” and similar expressions or the negative of such

2

June 22, 2015

expressions or which by their nature refer to future events. The forward-looking statements in this press release are subject to various risks, uncertainties and other factors that could cause the Company's actual results or achievements to differ materially from those expressed in or implied by forward looking statements. These risks, uncertainties and other factors include, without limitation, risks related to the timing and completion of the Company's intended work plans, risks related to fluctuations in gold prices; uncertainties related to raising sufficient financing to fund the planned work in a timely manner and on acceptable terms; changes in planned work resulting from weather, logistical, technical or other factors; the possibility that results of work will not fulfill expectations and realize the perceived potential of the Company's properties; uncertainties involved in the interpretation of drilling results, modelling, engineering and other analysis; risk of inaccurate estimation of gold resources and reserves; the possibility that the estimated recovery rates and grades may not be achieved as modelled or projected; the possibility that capital and operating costs may be higher than currently estimated and may render operations uneconomic; risk of accidents, equipment breakdowns and labor disputes or other unanticipated difficulties or interruptions; the possibility of cost overruns or unanticipated expenses in the work program; inherent, unanticipated and unknown risks associated with production activities; the possibility that required permits may not be obtained on a timely manner or at all; changes in interest and currency exchanges rates; local and community impacts and issues; environmental costs and risks; and other factors identified in the Company's SEC filings and its filings with Canadian securities regulatory authorities. Forward-looking statements are based on the beliefs, opinions and expectations of the Company's management at the time they are made, and other than as required by applicable securities laws, the Company does not assume any obligation to update its forward-looking statements if those beliefs, opinions or expectations, or other circumstances, should change. Although the Company believes that such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to be correct. For the reasons set forth above, investors should not attribute undue certainty to or place undue reliance on forward-looking statements.